Exhibit 99.1

CRITEO REPORTS RECORD RESULTS FOR
THE FOURTH QUARTER AND FISCAL YEAR 2017

NEW YORK - February 14, 2018 - Criteo S.A. (NASDAQ: CRTO), the leading commerce marketing technology company, today announced financial results for the fourth quarter and fiscal year ended December 31, 2017.

Q4 2017

•	Revenue increased 19% (or 16% at constant currency1) to $674 million.

•	Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC[2], grew 23% (or 20% at constant currency) to $277 million, or 41% of revenue.

•	Adjusted EBITDA[2] grew 45% (or 36% at constant currency) to $120 million, or 43% of Revenue ex-TAC.

•	Cash flow from operating activities increased 10% to $79 million.

•	Free Cash Flow[2] increased 10% to $54 million.

•	Net income increased 29% to $52 million.

•	Adjusted net income per diluted share[2] increased 44% to $1.21.

Fiscal Year 2017

•	Revenue increased 28% (or 27% at constant currency) to $2,297 million.

•	Revenue ex-TAC grew 29% (or 29% at constant currency) to $941 million, or 41% of revenue.

•	Adjusted EBITDA grew 38% (or 35% at constant currency) to $310 million, or 33% of Revenue ex-TAC.

•	Cash flow from operating activities increased 60% to $245 million.

•	Free Cash Flow increased 80% to $137 million.

•	Net income increased 11% to $97 million.

•	Adjusted net income per diluted share increased 30% to $2.70.

"Our business is seeing strong momentum, in particular in the U.S.," said Eric Eichmann, CEO. "This good traction, combined with the growing adoption of our new products, positions us well for 2018 and beyond."

"We delivered another year of strong growth, increasing profitability and cash flow," said Benoit Fouilland, CFO. "Our powerful financial model and effective investment approach make me confident for the future."

Operating Highlights

•	Same-client Revenue ex-TAC[3], including all products, increased 6% at constant currency, driven by better technology and inventory access and more products.

•	Our new beta products launched in October 2017, Criteo Customer Acquisition and Criteo Audience Match, generated approximately $3 million in Revenue ex-TAC in Q4.

•	We added a total of 820 net clients in the quarter, ending the year with over 18,000 commerce and brand clients, while maintaining the client retention rate at close to 90% for all products.

•	Clients giving us permission to share their data within the Interest Map generated 43% of Revenue ex-TAC.

•	Criteo Direct Bidder, our header bidding technology, is now connected to 1,500 large publishers.

•	We launched Criteo Reseller Program, allowing marketplaces to offer Criteo Dynamic Retargeting to their own sellers.

___________________________________________________
1 Growth at constant currency excludes the impact of foreign currency fluctuations and is computed by applying the 2016 average exchange rates for the relevant period to 2017 figures.
2 Revenue ex-TAC, Adjusted EBITDA, Adjusted net Income per diluted share and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
3 Same-client Revenue ex-TAC is the Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.

Revenue and Revenue ex-TAC

Q4 2017
Revenue grew 19%, or 16% at constant currency, to $674 million (Q4 2016: $567 million). Revenue ex-TAC grew 23%, or 20% at constant currency, to $277 million (Q4 2016: $225 million). This increase was primarily driven by continued innovation, improved access to publisher inventory and new clients across regions and products. Revenue ex-TAC margin as a percentage of revenue was 41%, in line with expectations and the prior year.

•	In the Americas, Revenue ex-TAC grew 22%, or 22% at constant currency, to $121 million and represented 44% of total Revenue ex-TAC.

•	In EMEA, Revenue ex-TAC grew 24%, or 16% at constant currency, to $100 million and represented 36% of total Revenue ex-TAC.

•	In Asia-Pacific, Revenue ex-TAC grew 23%, or 25% at constant currency, to $55 million and represented 20% of total Revenue ex-TAC.

Fiscal Year 2017
Revenue grew 28%, or 27% at constant currency, to $2,297 million (2016: $1,799 million). Revenue ex-TAC grew 29%, or 29% at constant currency, to $941 million (2016: $730 million). Revenue ex-TAC margin as a percentage of revenue was 41%, in line with expectations and growing by one percentage point compared with the prior year.

•	In the Americas, Revenue ex-TAC grew 33%, or 32% at constant currency, to $371 million and represented 39% of total Revenue ex-TAC.

•	In EMEA, Revenue ex-TAC grew 25%, or 24% at constant currency, to $359 million and represented 38% of total Revenue ex-TAC.

•	In Asia-Pacific, Revenue ex-TAC grew 29%, or 31% at constant currency, to $211 million and represented 22% of total Revenue ex-TAC.

Net Income and Adjusted Net Income

Q4 2017
Net income increased 29% to $52 million (Q4 2016: $41 million). Net income available to shareholders of Criteo S.A. was $53 million, or $0.78 per share on a diluted basis (Q4 2016: $39 million, or $0.60 per share on a diluted basis). Adjusted net income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, increased 47% to $82 million, or $1.21 per share on a diluted basis (Q4 2016: $55 million, or $0.84 per share on a diluted basis).

Fiscal Year 2017
Net income increased 11% to $97 million (2016: $87 million). Net income available to shareholders of Criteo S.A. was $91 million, or $1.34 per share on a diluted basis (2016: $82 million, or $1.25 per share on a diluted basis). Adjusted net income increased 34% to $183 million, or $2.70 per share on a diluted basis (2016: $137 million, or $2.08 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Q4 2017
Adjusted EBITDA grew 45%, or 36% at constant currency, to $120 million (Q4 2016: $83 million). This increase in Adjusted EBITDA was primarily driven by the strong Revenue ex-TAC performance across all regions, as well as continued operating leverage and a stronger focus on productivity across the organization. Adjusted EBITDA margin as a percentage of Revenue ex-TAC was 43% (Q4 2016: 37%).

Operating expenses increased 18% to $175 million (Q4 2016: $148 million). Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, increased 10% to $141 million (Q4 2016: $128 million). This reflects a more selective investment approach and an effective management of operating expenses, with a stronger focus on productivity across the organization.

Fiscal Year 2017
Adjusted EBITDA grew 38%, or 35% at constant currency, to $310 million (2016: $225 million). Adjusted EBITDA margin as a percentage of Revenue ex-TAC was 33% (2016: 31%).

Operating expenses increased 30% to $682 million (2016: $524 million). Non-GAAP Operating Expenses, increased 23% to $566 million (2016: $459 million). This increase is primarily related to the year-over-year growth in headcount in Research and Development (16%), Sales and Operations (7%) and General and Administrative (14%).

Cash Flow and Cash Position

Q4 2017
Cash flow from operating activities increased 10% to $79 million (Q4 2016: $72 million). Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, grew 10% to $54 million (Q4 2016: $49 million).

Fiscal Year 2017
Cash flow from operating activities increased 60% to $245 million (2016: $153 million). Free Cash Flow grew 80% to $137 million (2016: $76 million). Total cash and cash equivalents were $414 million as of December 31, 2017 (December 31, 2016: $270 million).

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of February 14, 2018.

First Quarter 2018 Guidance:

•	We expect Revenue ex-TAC to be between $230 million and $235 million.

•	We expect Adjusted EBITDA to be between $60 million and $65 million.

Fiscal Year 2018 Guidance:

•	We expect Revenue ex-TAC growth for fiscal year 2018 to be between 3% and 8% at constant currency.

•	We expect Adjusted EBITDA margin for fiscal 2018 to between 28% and 30% of Revenue ex-TAC.

The above guidance for the quarter ending March 31, 2018, assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.813, a U.S. dollar-Japanese Yen rate of 110, a U.S. dollar-British pound rate of 0.72 and a U.S. dollar-Brazilian real rate of 3.26.

The above guidance for the fiscal year ending December 31, 2018, assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.840, a U.S. dollar-Japanese Yen rate of 114, a U.S. dollar-British pound rate of 0.76 and a U.S. dollar-Brazilian real rate of 3.30.

The above guidance assumes no acquisitions are completed during the quarter ending March 31, 2018, and the fiscal year ending December 31, 2018.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies. Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted Net Income per diluted share are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted Net Income per diluted share can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted Net Income per diluted share provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the

Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and (2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending March 31, 2018 and the fiscal year ending December 31, 2018, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2017, and the Quarterly Report on Form 10-Q filed with the SEC on November 8, 2017, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, February 14, 2018, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference call details:

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02
Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) the leader in commerce marketing, is building the highest performing and open commerce marketing ecosystem to drive profits and sales for retailers and brands. 2,800 Criteo team members partner with over 18,000 customers and thousands of publishers across the globe to deliver performance at scale by connecting shoppers to the things they need and love. Designed for commerce, Criteo Commerce Marketing Ecosystem sees over $600 billion in annual commerce sales data.

For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, VP, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, IR Director, f.edelmann@criteo.com

Criteo Public Relations
Emma Ferns, Global PR director, e.ferns@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands) (unaudited)

	December 31, 2016	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$270,317	$414,111
Trade receivables, net of allowances	397,244	484,101
Income taxes	2,741	8,882
Other taxes	52,942	58,346
Other current assets	19,340	26,327
Total current assets	742,584	991,767
Property, plant and equipment, net	108,581	161,738
Intangible assets, net	102,944	96,223
Goodwill	209,418	236,826
Non-current financial assets	17,029	19,525
Deferred tax assets	30,630	25,221
Total non-current assets	468,602	539,533
Total assets	$1,211,186	$1,531,300

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$365,788	$417,032
Contingencies	654	1,798
Income taxes	14,454	9,997
Financial liabilities - current portion	7,969	1,499
Other taxes	44,831	58,783
Employee - related payables	55,874	66,219
Other current liabilities	30,221	65,677
Total current liabilities	519,791	621,005
Deferred tax liabilities	686	2,497
Retirement benefit obligation	3,221	5,149
Financial liabilities - non current portion	77,611	2,158
Other non-current liabilities	—	2,793
Total non-current liabilities	81,518	12,597
Total liabilities	601,309	633,602
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 63,978,204 and 66,085,097 shares authorized, issued and outstanding at December 31, 2016 and December 31, 2017, respectively.	2,093	2,152
Additional paid-in capital	488,277	591,404
Accumulated other comprehensive income (loss)	(88,593)	(12,241)
Retained earnings	198,355	300,210
Equity - attributable to shareholders of Criteo S.A.	600,132	881,525
Non-controlling interests	9,745	16,173
Total equity	609,877	897,698
Total equity and liabilities	$1,211,186	$1,531,300

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2017	YoY Change	2016	2017	YoY Change

Revenue	$566,825	$674,031	19%	$1,799,146	$2,296,692	28%

Cost of revenue
Traffic acquisition cost	(341,877)	(397,087)	16%	(1,068,911)	(1,355,556)	27%
Other cost of revenue	(24,309)	(31,727)	31%	(85,260)	(121,641)	43%

Gross profit	200,639	245,217	22%	644,975	819,495	27%

Operating expenses:
Research and development expenses	(35,552)	(46,933)	32%	(123,649)	(173,925)	41%
Sales and operations expenses	(80,991)	(96,834)	20%	(282,853)	(380,649)	35%
General and administrative expenses	(31,630)	(30,934)	(2)%	(117,469)	(127,077)	8%
Total Operating expenses	(148,173)	(174,701)	18%	(523,971)	(681,651)	30%
Income from operations	52,466	70,516	34%	121,004	137,844	14%
Financial income (expense)	1,435	(2,221)	(255)%	(546)	(9,534)	1,646%
Income before taxes	53,901	68,295	27%	120,458	128,310	7%
Provision for income taxes	(13,161)	(15,927)	21%	(33,129)	(31,651)	(4)%
Net Income	$40,740	$52,368	29%	$87,329	$96,659	11%

Net income available to shareholders of Criteo S.A	$39,403	$53,030	35%	$82,272	$91,214	11%
Net income available to non-controlling interests	$1,337	$(662)	(150)%	$5,057	$5,445	8%

Weighted average shares outstanding used in computing per share amounts:
Basic	63,760,491	65,919,533		63,337,792	65,143,036
Diluted	66,145,704	67,770,156		65,633,470	67,851,971

Net income allocated to shareholders per share:
Basic	$0.62	$0.80	29%	$1.30	$1.40	8%
Diluted	$0.60	$0.78	30%	$1.25	$1.34	7%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2017	YoY Change	2016	2017	YoY Change
Net income	$40,740	$52,368	29%	$87,329	$96,659	11%
Non-cash and non-operating items	42,888	65,811	53%	139,123	212,254	53%
- Amortization and provisions	17,178	31,344	82%	62,733	104,025	66%
- Equity awards compensation expense (1)	13,229	19,725	49%	43,259	71,612	66%
- Net gain or loss on disposal of non-current assets	(82)	794	-	(81)	794	-
- Interest accrued and non-cash financial income and expense	(598)	59	(110)%	39	66	69%
- Change in deferred taxes	(2,478)	7,300	(395)%	(10,023)	(13,269)	32%
- Income tax for the period	15,639	8,628	(45)%	43,196	44,921	4%
- Other (3)	—	(2,039)	(100)%	—	4,105	100%
Changes in working capital related to operating activities	(6,600)	(20,513)	211%	(29,460)	(7,095)	(76)%
- (Increase)/decrease in trade receivables	(113,442)	(112,127)	(1)%	(117,970)	(76,907)	(35)%
- Increase/(decrease) in trade payables	85,793	64,199	(25)%	81,862	32,915	(60)%
- (Increase)/decrease in other current assets	(9,799)	(9,962)	2%	(28,432)	(3,381)	(88)%
- Increase/(decrease) in other current liabilities (3)	30,848	37,377	21%	35,080	40,278	15%
Income taxes paid	(5,370)	(18,664)	248%	(43,522)	(56,360)	29%
CASH FROM OPERATING ACTIVITIES	71,658	79,002	10%	153,470	245,458	60%
Acquisition of intangible assets, property, plant and equipment	(30,163)	(47,928)	59%	(85,133)	(122,203)	44%
Change in accounts payable related to intangible assets, property, plant and equipment	7,182	22,452	213%	7,752	13,692	77%
Payments for acquired business, net of cash acquired	(230,467)	(15)	(100)%	(235,541)	1,110	(100)%
Change in other non-current financial assets	(38)	31	(182)%	159	1,148	622%
CASH USED FOR INVESTING ACTIVITIES	(253,486)	(25,460)	(90)%	(312,763)	(106,253)	(66)%
Issuance of long-term borrowings	80,224	26	(100)%	84,022	3,700	(96)%
Repayment of borrowings (2)	(7,889)	(5,838)	(26)%	(13,305)	(89,731)	574%
Proceeds from capital increase	2,893	2,342	(19)%	20,075	31,961	59%
Change in other financial liabilities (3)	(26)	9,256	-	(222)	24,602	-
CASH FROM (USED FOR) FINANCING ACTIVITIES	75,202	5,786	(92)%	90,570	(29,468)	(133)%

CHANGE IN NET CASH AND CASH EQUIVALENTS	(106,626)	59,328	(156)%	(68,723)	109,737	(260)%
Net cash and cash equivalents at beginning of period	407,158	357,983	(12)%	353,537	270,317	(24)%
Effect of exchange rates changes on cash and cash equivalents (3)	(30,215)	(3,200)	(89)%	(14,497)	34,057	(335)%
Net cash and cash equivalents at end of period	$270,317	$414,111	53%	$270,317	$414,111	53%

(1) Of which $12.9 million and $19.2 million of equity awards compensation expense consisted of share-based compensation expense according to ASC 718 Compensation - stock compensation for the quarter ended December 31, 2016 and 2017, respectively, and $41.6 million and $69.9 million for the twelve month period ended December 31, 2016 and 2017, respectively. Excludes $0.7 million disclosed as restructuring costs in our Non-GAAP operating expenses, Adjusted EBITDA and Adjusted Net Income for the the quarter and the twelve months ended December 31, 2017.

(2) Interest paid for the years ended December 31, 2016 and 2017 amounted to $1.3 million and $2.9 million respectively.

(3) In 2017 the Company reported the cash impact of the settlement of hedging derivatives in cash from (used for) financing activities in the consolidated statements of cash flows.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2017	YoY Change	2016	2017	YoY Change

CASH FROM OPERATING ACTIVITIES	$71,658	$79,002	10%	$153,470	$245,458	60%
Acquisition of intangible assets, property, plant and equipment	(30,163)	(47,928)	59%	(85,133)	(122,203)	44%
Change in accounts payable related to intangible assets, property, plant and equipment	7,182	22,452	213%	7,752	13,692	77%
FREE CASH FLOW (1)	$48,677	$53,526	10%	$76,089	$136,947	80%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
Region	2016	2017	YoY Change	YoY Change at Constant Currency	2016	2017	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$266,438	$324,696	22%	21%	$730,873	$990,424	36%	35%
EMEA	189,298	221,019	17%	8%	660,523	808,961	22%	21%
Asia-Pacific	111,089	128,316	16%	17%	407,750	497,307	22%	24%
Total	566,825	674,031	19%	16%	1,799,146	2,296,692	28%	27%

Traffic acquisition costs
Americas	(167,046)	(203,368)	22%	21%	(451,774)	(619,393)	37%	36%
EMEA	(108,567)	(120,662)	11%	3%	(373,664)	(450,297)	21%	19%
Asia-Pacific	(66,264)	(73,057)	10%	12%	(243,473)	(285,866)	17%	20%
Total	(341,877)	(397,087)	16%	14%	(1,068,911)	(1,355,556)	27%	27%

Revenue ex-TAC (1)
Americas	99,392	121,328	22%	22%	279,099	371,031	33%	32%
EMEA	80,731	100,357	24%	16%	286,859	358,664	25%	24%
Asia-Pacific	44,825	55,259	23%	25%	164,277	211,441	29%	31%
Total	$224,948	$276,944	23%	20%	$730,235	$941,136	29%	29%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2017	YoY Change	2016	2017	YoY Change
Net income	$40,740	$52,368	29%	$87,329	$96,659	11%
Adjustments:
Financial (income) expense	(1,435)	2,221	(255)%	546	9,534	1,646%
Provision for income taxes	13,161	15,927	21%	33,129	31,651	(4)%
Equity awards compensation expense	13,229	20,464	55%	43,259	72,351	67%
Research and development	2,860	6,355	122%	12,108	21,093	74%
Sales and operations	5,816	8,377	44%	16,838	31,386	86%
General and administrative	4,553	5,732	26%	14,313	19,872	39%
Pension service costs	133	321	141%	524	1,231	135%
Research and development	52	162	212%	211	621	194%
Sales and operations	37	63	70%	144	247	72%
General and administrative	44	96	118%	169	363	115%
Depreciation and amortization expense	16,190	24,570	52%	56,779	90,796	60%
Cost of revenue	10,623	15,575	47%	38,469	53,988	40%
Research and development	2,106	2,369	12%	7,211	11,226	56%
Sales and operations	2,153	4,856	126%	7,757	19,844	156%
General and administrative	1,308	1,770	35%	3,342	5,738	72%
Acquisition-related costs	980	—	(100)%	2,921	6	(100)%
General and administrative	980	—	(100)%	2,921	6	(100)%
Acquisition-related deferred price consideration	(3)	—	(100)%	85	—	(100)%
Research and development	(3)	—	(100)%	85	—	(100)%
Restructuring	—	4,057	100%	—	7,356	100%
Cost of revenue	—	—	—%	—	2,497	100%
Research and development	—	2,911	100%	—	2,911	100%
Sales and operations	—	1,135	100%	—	1,825	100%
General and administrative	—	11	100%	—	123	100%
Total net adjustments	42,255	67,560	60%	137,243	212,925	55%
Adjusted EBITDA(1)	$82,995	$119,928	45%	$224,572	$309,584	38%

(1) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2017	YoY Change	2016	2017	YoY Change

Research and Development expenses	$(35,552)	$(46,933)	32%	$(123,649)	$(173,925)	41%
Equity awards compensation expense	2,860	6,355	122%	12,108	21,093	74%
Depreciation and Amortization expense	2,106	2,369	12%	7,211	11,226	56%
Pension service costs	52	162	212%	211	621	194%
Acquisition-related deferred price consideration	(3)	—	(100)%	85	—	(100)%
Restructuring	—	2,911	100%	—	2,911	100%
Non GAAP - Research and Development expenses	(30,537)	(35,136)	15%	(104,034)	(138,074)	33%
Sales and Operations expenses	(80,991)	(96,834)	20%	(282,853)	(380,649)	35%
Equity awards compensation expense	5,816	8,377	44%	16,838	31,386	86%
Depreciation and Amortization expense	2,153	4,856	126%	7,757	19,844	156%
Pension service costs	37	63	70%	144	247	72%
Restructuring	—	1,135	100%	—	1,825	100%
Non GAAP - Sales and Operations expenses	(72,985)	(82,403)	13%	(258,114)	(327,347)	27%
General and Administrative expenses	(31,630)	(30,934)	(2)%	(117,469)	(127,077)	8%
Equity awards compensation expense	4,553	5,732	26%	14,313	19,872	39%
Depreciation and Amortization expense	1,308	1,770	35%	3,342	5,738	72%
Pension service costs	44	96	118%	169	363	115%
Acquisition related costs	980	—	(100)%	2,921	6	(100)%
Restructuring	—	11	100%	—	123	100%
Non GAAP - General and Administrative expenses	(24,745)	(23,325)	(6)%	(96,724)	(100,975)	4%
Total Operating expenses	(148,173)	(174,701)	18%	(523,971)	(681,651)	30%
Equity awards compensation expense	13,229	20,464	55%	43,259	72,351	67%
Depreciation and Amortization expense	5,567	8,995	62%	18,310	36,808	101%
Pension service costs	133	321	141%	524	1,231	135%
Acquisition-related costs	980	—	(100)%	2,921	6	(100)%
Acquisition-related deferred price consideration	(3)	—	(100)%	85	—	(100)%
Restructuring	—	4,057	100%	—	4,859	100%
Total Non GAAP Operating expenses (1)	$(128,267)	$(140,864)	10%	$(458,872)	$(566,396)	23%

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2017	YoY Change	2016	2017	YoY Change
Equity awards compensation expense
Research and development	$2,860	$6,355	122%	$12,108	$21,093	74%
Sales and operations	5,816	8,377	44%	16,838	31,386	86%
General and administrative	4,553	5,732	26%	14,313	19,872	39%
Total equity awards compensation expense	13,229	20,464	55%	43,259	72,351	67%

Pension service costs
Research and development	52	162	212%	211	621	194%
Sales and operations	37	63	70%	144	247	72%
General and administrative	44	96	118%	169	363	115%
Total pension service costs	133	321	141%	524	1,231	135%

Depreciation and amortization expense
Cost of revenue	10,623	15,575	47%	38,469	53,988	40%
Research and development	2,106	2,369	12%	7,211	11,226	56%
Sales and operations	2,153	4,856	126%	7,757	19,844	156%
General and administrative	1,308	1,770	35%	3,342	5,738	72%
Total depreciation and amortization expense	16,190	24,570	52%	56,779	90,796	60%

Acquisition-related costs
General and administrative	980	—	(100)%	2,921	6	(100)%
Total acquisition-related costs	980	—	(100)%	2,921	6	(100)%

Acquisition-related deferred price consideration
Research and development	(3)	—	(100)%	85	—	(100)%
Total acquisition-related deferred price consideration	(3)	—	(100)%	85	—	(100)%

Restructuring
Cost of revenue	—	—	—%	—	2,497	100%
Research and development	—	2,911	100%	—	2,911	100%
Sales and operations	—	1,135	100%	—	1,825	100%
General and administrative	—	11	100%	—	123	100%
Total restructuring	$—	$4,057	100%	$—	$7,356	100%

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2017	YoY Change	2016	2017	YoY Change

Net income	$40,740	$52,368	29%	$87,329	$96,659	11%
Adjustments:
Equity awards compensation expense	13,229	20,464	55%	43,259	72,351	67%
Amortization of acquisition-related intangible assets	986	3,852	291%	4,131	17,731	329%
Acquisition-related costs	980	—	(100)%	2,921	6	(100)%
Acquisition-related deferred price consideration	(3)	—	(100)%	85	—	(100)%
Restructuring costs	—	4,057	100%	—	7,356	100%
Tax impact of the above adjustments	(432)	1,088	(352)%	(948)	(10,792)	1,038%
Total net adjustments	14,760	29,461	100%	49,448	86,652	75%
Adjusted net income(1)	$55,500	$81,829	47%	$136,777	$183,311	34%

Weighted average shares outstanding
- Basic	63,760,491	65,919,533		63,337,792	65,143,036
- Diluted	66,145,704	67,770,156		65,633,470	67,851,971

Adjusted net income per share
- Basic	$0.87	$1.24	43%	$2.16	$2.81	30%
- Diluted	$0.84	$1.21	44%	$2.08	$2.70	30%

(1) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring costs, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2017	YoY Change	2016	2017	YoY Change

Revenue as reported	$566,825	$674,031	19%	$1,799,146	$2,296,692	28%
Conversion impact U.S. dollar/other currencies		(14,916)			(4,809)
Revenue at constant currency(1)	566,825	659,115	16%	1,799,146	2,291,883	27%

Traffic acquisition costs as reported	(341,877)	(397,087)	16%	(1,068,911)	(1,355,556)	27%
Conversion impact U.S. dollar/other currencies		8,260			2,186
Traffic Acquisition Costs at constant currency(1)	(341,877)	(388,827)	14%	(1,068,911)	(1,353,370)	27%

Revenue ex-TAC as reported(2)	224,948	276,944	23%	730,235	941,136	29%
Conversion impact U.S. dollar/other currencies		(6,657)			(2,624)
Revenue ex-TAC at constant currency(2)	224,948	270,287	20%	730,235	938,512	29%
Revenue ex-TAC(2)/Revenue as reported	40%	41%		41%	41%

Other cost of revenue as reported	(24,309)	(31,727)	31%	(85,260)	(121,641)	43%
Conversion impact U.S. dollar/other currencies		(17)			(990)
Other cost of revenue at constant currency(1)	(24,309)	(31,744)	31%	(85,260)	(122,631)	44%

Adjusted EBITDA(3)	82,995	119,928	45%	224,572	309,584	38%
Conversion impact U.S. dollar/other currencies		(6,844)			(5,655)
Adjusted EBITDA(3) at constant currency(1)	$82,995	$113,084	36%	$224,572	$303,929	35%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Twelve Months Ended
	December 31,
	2016	2017
Shares outstanding as at January 1,	62,470,881	63,978,204
Weighted average number of shares issued during the period	866,911	1,164,832
Basic number of shares - Basic EPS basis	63,337,792	65,143,036
Dilutive effect of share options, warrants, employee warrants - Treasury method	2,295,679	2,708,935
Diluted number of shares - Diluted EPS basis	65,633,471	67,851,971

Shares outstanding as of December 31,	63,978,204	66,085,097
Total dilutive effect of share options, warrants, employee warrants	8,391,496	7,591,493
Fully diluted shares as of December 31,	72,369,700	73,676,590

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated)
(unaudited)

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	YoY Change	QoQ Change

Clients	10,962	11,874	12,882	14,468	15,423	16,370	17,299	18,118	25%	5%

Revenue	401,253	407,201	423,867	566,825	516,667	542,022	563,973	674,031	19%	20%
Americas	147,174	156,522	160,739	266,438	208,013	229,392	228,326	324,696	22%	42%
EMEA	159,405	153,899	157,921	189,298	189,092	191,682	207,168	221,019	17%	7%
APAC	94,674	96,780	105,207	111,089	119,562	120,948	128,479	128,316	16%	—%

TAC	(238,755)	(240,969)	(247,310)	(341,877)	(306,693)	(322,200)	(329,576)	(397,087)	16%	20%
Americas	(90,929)	(96,560)	(97,239)	(167,046)	(128,867)	(145,289)	(141,869)	(203,368)	22%	43%
EMEA	(91,185)	(86,820)	(87,092)	(108,567)	(107,583)	(106,605)	(115,446)	(120,662)	11%	5%
APAC	(56,641)	(57,589)	(62,979)	(66,264)	(70,243)	(70,306)	(72,261)	(73,057)	10%	1%

Revenue ex-TAC	162,498	166,232	176,557	224,948	209,974	219,822	234,397	276,944	23%	18%
Americas	56,245	59,962	63,500	99,391	79,146	84,103	86,457	121,328	22%	40%
EMEA	68,220	67,079	70,829	80,731	81,509	85,077	91,722	100,357	24%	9%
APAC	38,033	39,191	42,228	44,826	49,319	50,642	56,218	55,259	23%	(2)%

Cash flow from operating activities	18,907	19,274	43,631	71,658	44,238	60,491	61,727	79,002	10%	28%

Capital expenditures	12,109	22,386	19,907	22,981	28,206	27,055	27,773	25,476	11%	(8)%

Net cash position	386,110	377,407	407,158	270,318	303,813	308,185	357,983	414,111	53%	16%

Number of headcount	1,973	2,085	2,212	2,503	2,582	2,690	2,712	2,764	10%	2%

Days Sales Outstanding (days - end of month)	56	57	56	53	56	57	56	57